Exhibit 23



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 13, 1998, included in DynCorp's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                                     ARTHUR ANDERSEN LLP


Washington, DC
May 13, 1998